UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017 (February 16, 2017)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55598 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As previously disclosed, on July 1, 2016, RREEF Property Trust, Inc. (the “Company”) and its operating partnership entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Deutsche AM Distributors, Inc. (the “Dealer Manager”), a registered broker-dealer. The Dealer Manager Agreement governs the distribution by the Dealer Manager of the Company’s Class A shares of common stock, Class I shares of common stock, Class N shares of common stock (the “Class N Shares”) and Class T shares of common stock (the “Class T Shares”) in the Company’s public offerings (each, an “Offering”).

Pursuant to the Dealer Manager Agreement, and prior to the Amendment (defined and described below), Class T Shares were subject to (i) selling commissions on shares sold in the primary portion of an Offering of up to 3% of the Company’s net asset value (“NAV”) per Class T Share, (ii) an up-front dealer manager fee on shares sold in the primary portion of an Offering of 2.75% of the NAV per Class T Share and (iii) a trailing distribution fee that accrues daily in an amount equal to 1/365th of 1% of the NAV per Class T Share for outstanding Class T Shares and is payable monthly in arrears (the “Distribution Fee”).

On February 16, 2017, the Company, its operating partnership and the Dealer Manager entered into the First Amendment to the Dealer Manager Agreement (the “Amendment”) that made certain changes to the underwriting compensation paid with respect to the Class T Shares. Pursuant to the Amendment, the Class T Shares are now subject to an up-front dealer manager fee on shares sold in the primary portion of an Offering of 2.5% of the NAV per Class T Share. In addition, the Company’s obligation to pay the Distribution Fee will cease upon any of the following events (each, a “Conversion Event”): (i) a listing of the Company’s common stock on a national securities exchange, (ii) when a Class T Share is no longer outstanding, either because it was redeemed by the Company or the Company otherwise repurchased such share or because of a merger or consolidation by the Company with or into another entity or other extraordinary transaction pursuant to which such share is exchanged for cash or other securities, (iii) when total underwriting compensation in an Offering exceeds 10% of gross proceeds from the primary portion of such Offering (based on the applicable time period prescribed by the rules of the Financial Industry Regulatory Authority, Inc.) or (iv) with respect to Class T Shares held in a particular stockholder account, at the end of the month in which total underwriting compensation from whatever source, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to broker-dealers with respect to such Class T Shares in the stockholder account is equal to 8.5% (or such lower percentage as agreed between the Dealer Manager and a participating broker-dealer) of the total gross offering price of all the Class T Shares purchased over time for such account in the primary portion of an Offering.

The foregoing summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders

As set forth above in Item 1.01 of this Current Report on Form 8-K, the terms of underwriting compensation that the Company will pay with respect to the Class T Shares changed, effective February 16, 2017, and the information in Item 1.01 is incorporated by reference into this Item 3.03. In addition, the Class T Shares held in a particular stockholder account will convert to Class N Shares upon the occurrence of a Conversion Event.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2017, the Company filed Articles Supplementary (the “Articles Supplementary”) to the Company’s charter (the “Charter”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) effecting the changes to the Class T Shares described herein. Also on February 16, 2017, the Company filed its Second Articles of Restatement (the “Articles of Restatement”) with the SDAT to consolidate all of its outstanding charter documents into a single instrument. The Articles Supplementary and Articles of Restatement became effective upon filing with the SDAT. No Class T Shares were outstanding immediately prior to the Articles Supplementary becoming effective.

The foregoing descriptions of the Articles Supplementary and Articles of Restatement do not purport to be complete and are qualified in their entirety by reference to the Articles Supplementary and Articles of Restatement, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Articles Supplementary and Articles of Restatement did not amend, alter or modify any other terms or provisions of the Charter.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer

Date: February 17, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1	First Amendment to Dealer Manager Agreement, dated as of February 16, 2017, by and among RREEF Property Trust, Inc., RREEF Property Operating Partnership, LP and Deutsche AM Distributors, Inc.
3.1	Articles Supplementary to the Articles of Amendment and Restatement of RREEF Property Trust, Inc.
3.2	Second Articles of Restatement of RREEF Property Trust, Inc.